Exhibit 2.1

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT ("Agreement") made this 26th day of October, 2007 by and among Rub A Dub Soap, Inc., a Nevada corporation ("Parent"), Zhongsen International Company Group, Ltd. ("the Company") a Hong Kong ("HK") limited liability corporation, and Kai Chen, the sole shareholder of the Company ("Seller").

                                R E C I T A L S:

        A. The respective Boards of Directors of Parent and the Company have determined that an acquisition of the Company by Parent, upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective shareholders, and such Boards of Directors have approved such transaction, pursuant to which all shares of Common Stock of the Company ("Company Common Stock") issued and outstanding immediately prior to the Closing (as defined in Section 1.03) will be exchanged for the right to receive shares of Common Stock of Parent representing 96.5% of shares outstanding after the sale hereby (the "Sale").

        B.   Parent,   Seller   and  the   Company   desire   to  make   certain
representations, warranties, covenants and agreements in connection with the Sale and also to prescribe various conditions to the Sale.

        C. For federal income tax purposes, the parties intend that the Sale shall qualify as a reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I
                                    THE SALE

        1.01 Stock Split. Immediately following the execution of this Agreement, Parent shall take all actions required to affect a 2.12-for one forward split of the outstanding Common Stock of Parent, and shall redeem for their par value approximately 2,197 shares of Parent Common Sock from Halter Capital Corporation ("HCC"), so that after such split and redemption there will be issued and outstanding 910,000 shares of common stock.

        1.02 Transfer of Stock. At the Closing, the Seller will transfer to Parent 10,000 shares of the Company Common Stock, representing 100% of the issued and outstanding shares of the common stock of the Company free and clear of all liens, claims and encumbrances. In exchange therefor, the Company will issue and convey to Seller 25,090,000 post-split shares of common stock (the "Purchase Price Shares"). Such shares shall be restricted from transfer under the rules and interpretations of the U.S. Securities and Exchange Commission.


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        1.03 Closing.  Unless this Agreement  shall have been terminated and the transactions  herein  contemplated shall have been abandoned pursuant to Section
7.01 and subject to the  satisfaction  or waiver of the  conditions set forth in
Article VI, the closing of the Sale (the "Closing") will take place at 10:00 a.m. on the business day after satisfaction of the conditions set forth in
Article VI (or as soon as practicable thereafter) (the "Closing Date"), at the offices of Baker & McKenzie in New York, unless another date, time or place is agreed to in writing by the parties hereto. The Sale and all other transactions contemplated hereby shall become effective on the Closing Date.

                                   ARTICLE II
                                    RESERVED

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

        3.01 Representations and Warranties of the Company. Except as set forth in the Company Disclosure Schedule delivered by the Company to the Parent at the time of execution of this Agreement, the Company represents and warrants to Parent as follows:

                (a) Organization, Standing and Corporate Power. The Company is duly organized, validly existing and in good standing under the laws of Hong Kong and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to the Company.

                (b) Subsidiaries. The Company owns 100% of its subsidiaries, Qingdao (Free-Trading Zone) Sentaida International Trade Co., Ltd., Qingdao Sentaida Tires Co., Ltd., Zhongsen Holdings Co., Ltd.(BVI), formed respectively under the laws of the People's Republic of China and the British Virgin Islands.

                (c) Capital Structure. The authorized capital stock of the Company consists of 10,000 authorized shares of Company Common Stock. There are 10,000 shares of Common Stock outstanding, all of which are owned by Seller. Except as set forth above, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting



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        securities  of the Company or  obligating  the Company to issue,  grant, extend or enter into any such security,  option,  warrant,  call, right,
        commitment,   agreement,   arrangement  or  undertaking.  There  are  no
        outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company. There are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act") or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.

                (d) Authority; Noncontravention. The Company has the requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions hereby to which it is a party. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under, (i) the Articles of Incorporation or Bylaws of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company, its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any federal, state or local government or any court, administrative agency or commission or other governmental authority, agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

                (e) Financial Statements (i) The Parent has received a copy of the audited consolidated financial statements of the Company and Company Subs for the fiscal year ended December 31, 2006 and 2005 and unaudited financial statements for the six-months ended June 30, 2007 and 2006 ("Financial Statements"). The Financial Statements fairly present the financial condition of the Company at the dates indicated and its results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature.
        (ii) Since June 30, 2007 (the "Balance  Sheet Date"),  there has been no



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        material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of the Company except in the ordinary course of business.
        (iii) Since the Balance Sheet Date, the Company has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise) or operations (present or prospective), nor has the Company issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Company and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Company or has incurred or agreed to incur any indebtedness for borrowed money.

                (f) Absence of Certain Changes or Events. Since June 30, 2007, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any material adverse change with respect to the Company; (ii) any condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to the Company; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.01 without prior consent of Parent; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

                (g) Litigation; Labor Matters; Compliance with Laws.

                        (i) There is no suit, action or proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

                        (ii) The  Company  is not a party to,  or bound by,  any
                collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to the Company.



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                        (iii)  The  conduct  of  the  business  of  the  Company
                complies  with  all  statutes,  laws,  regulations,  ordinances,
                rules,   judgments,   orders,   decrees  or  arbitration  awards
                applicable thereto.

                (h) Benefit Plans. The Company is not a party to any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which the Company currently has an obligation to provide benefits to any current or former employee, officer or director of the Company (collectively, "Benefit Plans").

                (i) Certain Employee Payments. The Company is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of the Company of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

                (j) Tax Returns and Tax Payments. The Company has timely filed all Tax Returns required to be filed by it, has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. No material claim for unpaid Taxes has been made or become a lien against the property of the Company or is being asserted against the Company, no audit of any Tax Return of the Company is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by the Company and is currently in effect. As used herein, "taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees,, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

                (k) Environmental Matters. The Company is in compliance with all applicable Environmental Laws. "Environmental Laws" means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws.

                (l) Material Contract Defaults. The Company is not, or has not received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract; and there has not



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        occurred  any event  that with the lapse of time or the giving of notice or both would constitute such a material  default.  For purposes of this
        Agreement,  a  Material  Contract  means  any  contract,   agreement  or
        commitment that is effective as of the Closing Date to which the Company is a party (i) with expected receipts or expenditures in excess of $100,000, (ii) requiring the Company to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $100,000 or more, including guarantees of such indebtedness, or (v) which, if breached by the Company in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from the Company or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

                (m) Properties. The Company has good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by the Company or acquired after the date thereof which are, individually or in the aggregate, material to the Company's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens.

                (n)  Trademarks and Related  Contracts.  To the knowledge of the
        Company:

                        (i) As used in this  Agreement,  the  term  "Trademarks"
                means trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature; the term "Trade Secrets" means technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; the term "Intellectual Property" means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets; the term "Company License Agreements" means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available or less than $25,000), and any written settlements relating to any Intellectual Property, to which the Company is a party or otherwise bound; and the term "Software" means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

                        (ii) To the knowledge of the Company, none of the Company's Intellectual Property or Company License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against the Company or its successors.

                (o) Board Recommendation. The Board of Directors of the Company has unanimously determined that the terms of the Sale are fair to and in the best interests of the shareholders of the Company and recommended that the Seller execute this Agreement.



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        3.02 Representations and Warranties of Company Subs. Except as set forth in the Company Disclosure Schedule delivered by the Company to the Parent at the time of execution of this Agreement, the Company represents and warrants to Parent as follows:

                (a) Organization, Standing and Corporate Power. Company Subs are duly organized, validly existing and in good standing under the laws of the People's Republic of China, the State of California and the British Virgin Islands and have the requisite corporate power and authority to carry on their respective business as now being conducted. Company Subs are duly qualified or licensed to do business and are in good standing in each jurisdiction in which the nature of their business or the ownership or leasing of their properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 9.02) with respect to Company Subs.

                (b) Subsidiaries. The Company Subs are 100% owned by the Company and shall remain wholly owned subsidiaries of the Company following the Sale.

                (c) Capital Structure. Except as set forth in the Financial Statements, no shares of capital stock or other equity securities of Company Subs are issued, reserved for issuance or outstanding. All outstanding equity ownership interest in Company Subs are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of Company Subs having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Company Subs may vote. The Company Disclosure Schedule sets forth the outstanding Capitalization of Company Subs. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Company Subs are a party or by which they are bound obligating Company Subs to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of Company Subs or obligating Company Subs to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Company Subs to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Company Subs. There are no agreements or arrangements pursuant to which Company Subs are or could be required to register shares of Company Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act") or other agreements or arrangements with or among any security holders of Company Subs with respect to securities of Company Subs.

                (d) Authority; Noncontravention. Each of the Company Subs has the requisite corporate and other power and authority to enter into this Agreement and to make the representations contained herein. This
        Agreement has been duly executed and delivered by Company Subs and constitutes a valid and binding obligation of Company Subs, enforceable against Company Subs in accordance with its terms. The execution and



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        delivery  of  this  Agreement  do  not,  and  the  consummation  of  the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Company Subs under, (i) the Articles of Incorporation or Bylaws of Company Subs, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Company Subs, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Company Subs, their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any federal, state or local government or any court, administrative agency or commission or other governmental authority, agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to Company Subs in connection with the execution and delivery of this Agreement by Company Subs or the consummation by Company Subs of the transactions contemplated hereby, except, as set forth in the Company Disclosure Schedule.

                (e) Absence of Certain Changes or Events. Since June 30, 2007, other than the ownership interest transfer to the Company, if applicable, each of the Company Subs has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been: (i) any material adverse change with respect to Company Subs; (ii) any condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Company Subs; (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section
        4.01 without prior consent of Parent; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Company Subs to consummate the transactions contemplated by this Agreement.

                (f) Litigation; Labor Matters; Compliance with Laws.

                        (i)  There  is  no  suit,   action  or   proceeding   or
                investigation pending or, to the knowledge of Company Subs, threatened against or affecting Company Subs or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Company Subs or prevent, hinder or materially delay the ability of Company Subs to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Company Subs having, or which, insofar as reasonably could be foreseen by Company Subs, in the future could have, any such effect.

                        (ii) None of the Company Subs is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor



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                organization, nor is any the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage
                or  other  labor  dispute   involving  it  pending  or,  to  its
                knowledge, threatened, any of which could have a material adverse effect with respect to Company Subs.

                        (iii) The conduct of the business of Company Subs complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

                (g) Benefit Plans. None of the Company Subs is a party to any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which it currently has an obligation to provide benefits to any current or former employee, officer or director of Company Subs (collectively, "Benefit Plans").

                (h) Certain Employee Payments. None of the Company Subs is a party to any employment agreement which could result in the payment to any current, former or future director or employee of Company Subs of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

                (i) Tax Returns and Tax Payments. Each of the Company Subs has timely filed all Tax Returns required to be filed by it, has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. No material claim for unpaid Taxes has been made or become a lien against the property of Company Subs or is being asserted against Company Subs, no audit of any Tax Return of Company Subs is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by Company  Subs and is  currently  in effect.  As used herein, "taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees,, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

                (j) Environmental Matters. Each of the Company Subs is in material compliance with all applicable Environmental Laws. "Environmental Laws" means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws.

                (k) Material Contract Defaults. None of the Company Subs is, nor have they received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a Material Contract means any contract, agreement or commitment that is effective as of the Closing Date to which Company Subs is a party (i) with expected receipts or expenditures in excess of $100,000, (ii) requiring Company Subs to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $100,000 or more, including guarantees of such indebtedness, or (v) which, if breached by Company Subs in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Company Subs or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

                (l) Properties. Each of the Company Subs has good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by Company Subs or acquired after the date thereof which are, individually or in the aggregate, material to Company Subs's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens.

                (m) Trademarks and Related Contracts. To the knowledge of Company Subs:

                        (i) As used in this  Agreement,  the  term  "Trademarks"
                means trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature; the term "Trade Secrets" means technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies; the term "Intellectual Property" means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets; the term "Company License Agreements" means any license agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available or less than $25,000), and any written settlements relating to any Intellectual Property, to which Company Subs is a party or otherwise bound; and the term "Software" means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

                        (ii) To the knowledge of Company  Subs,  none of Company
                Subs's Intellectual Property or Company License Agreements infringe materially upon the rights of any third party that may give rise to a cause of action or claim against Company Subs or their successors.

        3.03 Representations and Warranties of Parent. Except as set forth in the disclosure schedule delivered by Parent to the Company at the time of execution of this Agreement (the "Parent Disclosure Schedule"), Parent represents and warrants to the Company as follows:

                (a) Organization, Standing and Corporate Power. Parent is duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to carry on its business as now being conducted. Parent is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to Parent.

                (b) Subsidiaries. The Parent has no subsidiaries.

                (c) Capital Structure. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, par value $0.001, of which 430,282 shares are issued and outstanding (the "Parent Common Stock"). No shares of Parent Common Stock are issuable upon the exercise of outstanding warrants, convertible notes, options and otherwise. Except as set forth above, no shares of capital stock or other equity securities of Parent are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of Parent may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party or by which it is bound obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Parent or obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Parent to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Parent.

                (d) Authority; Noncontravention. Parent has all requisite corporate authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of Parent, enforceable against each such party in accordance with its terms. The execution and delivery of this agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Parent under (i) the articles of incorporation or bylaws of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or its respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Parent or its respective properties or assets, other than, in the case of clauses
        (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to Parent or could not prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of any of the transactions contemplated by this Agreement.

                (e) SEC Documents; Undisclosed Liabilities. Parent has filed all reports, schedules, forms, statements and other documents as required by the Securities and Exchange Commission (the "SEC"), and Parent has delivered or made available to the Company all reports, schedules, forms, statements and other documents filed with the SEC (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC documents, and none of the Parent SEC Documents (including any and all consolidated financial statements included therein) as of such date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to the Company prior to the date of this Agreement), none of the Parent SEC Documents, to the knowledge of Parent's management, contains any untrue statement of a material fact or omits to state any material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in such Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by Parent's independent accountants). Except as set forth in the Parent SEC Documents, at the date of the most recent financial statements of Parent included in the Parent SEC Documents, Parent had not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Parent.

                (f) Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Documents, since the date of the most recent financial statements included in the Parent SEC Documents, Parent has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been: (i) any material adverse change with respect to Parent; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Parent;
        (iii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.01 without the prior consent of the Company; or (iv) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement.

                (g) Litigation; Labor Matters; Compliance with Laws.

                        (i) There is no suit, action or proceeding or investigation pending or, to the knowledge of Parent, threatened against or affecting Parent or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Parent or prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent having, or which, insofar as reasonably could be foreseen by Parent, in the future could have, any such effect.

                        (ii) Parent is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to Parent.

                        (iii) The  conduct of the  business  of Parent  complies
                with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

                (h) Benefit Plans. Parent is not a party to any Benefit Plan under which Parent currently has an obligation to provide benefits to any current or former employee, officer or director of Parent.

                (i) Certain Employee Payments. Parent is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of Parent of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment" (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

                (j) Tax Returns and Tax Payments. Parent has timely filed all Tax Returns required to be filed by it, has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. No material claim for unpaid Taxes has been made or become a lien against the property of Parent or is being asserted against Parent, no audit of any Tax Return of Parent is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by Parent and is currently in effect.

                (k) Environmental Matters. Parent is in material compliance with all applicable Environmental Laws.

                (l)  Material  Contract  Defaults.  Parent  is not,  or has not,
        received any notice or has any knowledge that any other party is, in default in any respect under any Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a Material Contract means any contract, agreement or commitment that is effective as of the Closing Date to which Parent is a party (i) with expected receipts or expenditures in excess of $10,000,
        (ii) requiring Parent to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $10,000 or more, including guarantees of such indebtedness, or (v) which, if breached by Parent in such a manner would
        (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Parent or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

                (m) Properties. Parent has good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by Parent or acquired after the date thereof which are, individually or in the aggregate, material to Parent's business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens.

                (n) Trademarks and Related Contracts. Parent does not hold any Trademarks, Trade Secrets, or Intellectual Property, and is not party to any license agreements regarding such.

                (o) Board Recommendation. The Board of Directors of Parent has unanimously determined that the terms of this Agreement are fair to and in the best interests of the shareholders of Parent.

        3.04   Representations   and  Warranties  of  the  Seller.   The  Seller
represents, warrants and undertakes to the Parent that, except as set forth in the Disclosure Schedule:

                (a) Transfer of Title. Seller shall transfer all right, title and interest in and to the Company Common Stock to the Parent free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind or nature whatsoever, whether direct or indirect or contingent.

                        (i) Due Execution. This Agreement has been duly executed
                and delivered by the Seller.

                        (ii) Valid Agreement.  This Agreement  constitutes,  and
                upon execution and delivery thereof by the Seller, will constitute, a valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms.

                        (iii) Authorization. The execution, delivery and performance by the Seller of this Agreement and the delivery by the Seller of the Company Common Stock have been duly and validly authorized by the Company, and no further consent or authorization of the Seller, the Company, its Board of Directors, or its stockholders is required.

                        (iv) Seller's Title to the Company Common Stock; No Liens or Preemptive Rights; Valid Issuance. Seller has and at the Closing will have good and valid title and control of the Company Common Stock; there will be no existing impediment or encumbrance to the sale and transfer of such Company Common Stock to the Parent; and on delivery to the Parent of the Company Common Stock, good and valid title to all the Company Common Stock will pass to Parent and all of the Company Common Stock will be free and clear of all taxes, liens, security interests, pledges, rights of first refusal or other preference rights, encumbrances, charges, restrictions, demands, claims or assessments of any kind or any nature whatsoever whether direct, indirect or contingent and shall not be subject to preemptive rights, tag-along rights, or similar rights of any of the stockholders of the Company. The Company Common Stock have been legally and validly issued in compliance with all applicable

                U.S. federal and state securities laws, and are fully paid and non-assessable shares of the Company's common stock; and the Company Common Stock have all been issued under duly authorized resolutions of the Board of Directors of the Company. At the Closing, Seller shall deliver to the Parent certificates representing the Company Common Stock free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever with appropriate stock powers with medallion guarantees.

                (b) No Governmental Action Required. The execution and delivery by the Seller of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official.

                (c) Compliance with Applicable Law and Corporate Documents. The execution and delivery by the Seller and the Company of this Agreement does not and will not, and the sale by the Seller of the Company Common Stock and the consummation of the other transactions contemplated by this Agreement does not and will not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller or the Company's assets, or result in the creation or imposition of any lien on any asset of the Seller.

                (d) Not a Voting Trust: No Proxies. None of the Company Common Stock is or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to the Company Common Stock. Except as provided in this Agreement, the Seller is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Company Common Stock. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the sale contemplated by this Agreement, impair, restrict or delay any voting rights with respect to the Company Common Stock.

                (e) Adoption of Company's Representations. The Seller adopts and remakes as its own each and every representation, warranty and undertaking made by the Company and the Company Subs in Sections 3.01 and 3.02 as if it had made such representations, warranties and undertakings to the Parent directly.

                (f) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by the Parent or the Company or Seller in connection with the transactions contemplated by this Agreement.

                (g) Investment Intent. Seller represents that it is acquiring and will acquire, as the case may be, the Purchase Price Shares issuable pursuant hereto solely for its own account for investment purposes only and not with a view toward resale or distribution thereof other than pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). Seller understands that such Purchase Price Shares will be issued in reliance upon an exemption from the registration requirements of the Securities Act and that subsequent sale or transfer of such securities is prohibited absent registration or exemption from the provisions of the Securities Act. Seller hereby agrees that it will not sell, assign, transfer, pledge or otherwise convey any of the Purchase Price Shares issuable pursuant hereto, except in compliance with the provisions of the Securities Act and in accordance with any transfer restrictions or similar terms set forth on the certificates representing such securities or otherwise set forth herein. Seller acknowledges receiving copies of the most recent Parent SEC Documents.

                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS
                                PRIOR TO CLOSING

        4.01 Conduct of Company and Parent. From the date of this Agreement and until the Closing, or until the prior termination of this Agreement, Company and Parent shall not, unless mutually agreed to in writing:

                (a) engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any Lien or other encumbrance upon any of their respective assets or which will not be discharged in full prior to the Closing;

                (b) sell, assign or otherwise transfer any of their assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

                (c) fail to use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and on-going business not be impaired prior to the Closing;

                (d) except for matters related to complaints by former employees related to wages, suffer or permit any material adverse change to occur with respect to Company and Parent or their business or assets; or

                (e) make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP.

        4.02 Access to Information; Confidentiality.

                (a) The Company shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to Parent and its representatives reasonable access during normal business hours during the period prior to the Closing to its and to Company Subs's properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause its and Company Subs's officers, employees and representatives to, furnish promptly to Parent all information concerning their respective business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of the Parent set forth herein and compliance by the Parent of its obligations hereunder, during the period prior to the Closing, Parent shall provide the Company and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable the Company to confirm the accuracy of the representations and warranties of Parent set forth herein and compliance by Parent of its obligations hereunder, and, during such period, Parent shall, and shall cause its subsidiaries, officers, employees and representatives to, furnish promptly to the Company upon its request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and
        (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, each of the Company and Parent will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence.

                (b) No investigation  pursuant to this Section 4.02 shall affect
        any   representations  or  warranties  of  the  parties  herein  or  the conditions to the obligations of the parties hereto.

        4.03 Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Sale and the other transactions contemplated by this Agreement. Parent and the Company will use their best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments and promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations and (ii) in facilitating each other's due diligence investigations. Parent and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Sale.

        4.04 Public Announcements. Parent, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof. Notwithstanding the foregoing, Company may disclose the contemplated Sale as required in filings with the SEC.

        4.05 No Solicitation. Except as previously agreed to in writing by the other party, neither Company or Parent shall authorize or permit any of its officers, directors, agents, representatives, or advisors to (a) solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any merger, consolidation, business combination, recapitalization or similar transaction involving Company or Parent, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Sale or which would or could be expected to dilute the benefits to the Company of the transactions contemplated hereby. Company or Parent will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

                                    ARTICLE V
                                OTHER AGREEMENTS

        5.01 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

        5.02 Directors and Officers. Upon the Closing, all officers and directors of the Parent shall resign and Parent shall have taken all action to cause the people nominated by the Company to be elected as and to serve in their capacity as the Chairman of its Board of Directors, the Chief Executive Officer, the Chief Financial Officer, as the Chief Operation Officer, and as the Directors of the Parent.

        5.03 Registration Rights. Parent shall include Halter Capital Corporation and its affiliates ("HCC") as selling shareholders in any registration statements filed during the three years following the Closing that register for resale shares of Parent Common Stock issued in private placement financing transactions during such period. HCC shall be entitled to all of the rights and remedies as shall be set forth in a registration rights agreement and/or subscription agreement executed between the Parent and the investors in such placements.

        5.04 Transfer Agent. Following the Closing, the Parent shall retain Securities Transfer Corporation for a period of three years as the transfer agent and registrar for the Parent.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

        6.01 Conditions to Each Party's Obligation to Close. The respective obligation of each party hereto is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                (a) Opinions of Counsel. Execution and delivery of the following: (i) to the Company, an opinion of counsel from Parent's legal counsel that the terms, conditions and structure of the Sale satisfy Nevada law; (ii) to the Parent, an opinion of counsel from the Company's legal counsel that the terms, conditions and structure of the Sale satisfy Hong Kong law; and (iii) to the Parent, an opinion of counsel from Company Subs's legal counsel that the terms, conditions and structure of the Sale satisfy the People's Republic of China law.

                (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Sale shall be in effect.

        6.02 Conditions to Obligations of Parent. The obligations of Parent to effect the Sale are further subject to the following conditions:

                (a) Representations and Warranties. The representations and warranties of the Company and Seller set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the president of the Company to such effect.

                (b) Performance of Obligations of the Company. The Company and Seller shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to the Company or adversely affect the ability of the Company to consummate the transactions herein contemplated or perform its obligations hereunder), and Parent shall have received a certificate signed on behalf of the Company by the president of the Company to such effect.

                (c) Consents, etc. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

                  (d) No Litigation. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (or by any other person any suit, action or proceeding which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the consummation of the Sale or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent any damages that are material in relation to Parent taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Company Subs or Parent of any material portion of the business or assets of the Company, Company Subs or Parent, or to dispose of or hold separate any material portion of the business or assets of the Company, Company Subs or Parent, as a result of the Sale or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including, without limitation, the right to vote the Company Common Stock on all matters properly presented to the shareholders of the Company, or (iv) seeking to prohibit Parent from effectively controlling in any material respect the business or operations of the Company.

                (e) Due Diligence Investigation. Parent shall be satisfied with the results of its due diligence investigation of the Company and Company Subs in its sole and absolute discretion.

                (f) Form 8-K. The Company shall file a Form 8-K with the SEC within four business days of the Closing Date containing Form 10 information about the combined Parent and Company and audited financial statements of the Company as required by Regulation S-B. Such Form 8-K shall be in form and substance acceptable to Parent and its counsel prior to Closing.

        6.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Sale is further subject to the following conditions:

                (a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date. The Company shall have received a certificate signed on behalf of Parent by the president of Parent to such effect.

                (b) Performance of Obligations of Parent. Parent shall have performed the obligations required to be performed by it under this Agreement at or prior to the Closing Date (except for such failures to perform as have not had or could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to Parent or adversely affect the ability of Parent to consummate the transactions herein contemplated or perform its obligations hereunder), and the Company shall have received a certificate signed on behalf of Parent by the president of Parent to such effect.

                (c) No Litigation. There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by the Company, Company Subs or Parent, or to dispose of or hold separate any material portion of the business or assets of the Company, Company Subs or Parent.

                (d) Consents, etc. Company shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

                (e) Resignations. Parent shall deliver to the Company written resignations of all of the officers and directors of the Parent and evidence of election of those new directors and officers as further described in Section 5.02 herein.

                (f) Form 8-K. The Company shall file a Form 8-K with the SEC within four business days of the Closing Date containing Form 10 information about the combined Parent and Company and audited financial statements of the Company as required by Regulation S-B. Such Form 8-K shall be inform and substance acceptable to Parent and its counsel prior to Closing.

                (g) Section 14(f) Compliance. Parent shall have filed with the SEC an Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934 and mailed same to its shareholders at least ten days prior to Closing.

                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

        7.01 Termination. This Agreement may be terminated and abandoned at any time prior to the Closing:

                (a) by mutual written consent of Parent and the Company;

                (b) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Sale and such order, decree, ruling or other action shall have become final and nonappealable; and

                (c) if the Closing shall not have occurred for any reason by December 31, 2007.

        7.02 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the Company. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

        7.03 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

        7.04 Extension; Waiver. Subject to Section 7.01(c), at any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        7.05 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver of this Agreement pursuant to Section 7.04 shall, in order to be effective, require in the case of Parent or the Company, action by its Board of Directors.

        7.06 Return of Documents. In the event of termination of this Agreement for any reason, Parent and Company will return to the other party all of the other party's documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. Parent and Company will not use any information so obtained from the other party for any purpose and will take all reasonable steps to have such other party's information kept confidential.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

        8.01  Notices.  All  notices,   requests,   claims,  demands  and  other
communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by facsimile, electronic mail, or overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Parent or Parent Representative, to:

                  2591 Dallas Pkwy, Suite 102
                  Frisco, Texas 75034
                  Attention:  Kevin B. Halter, Jr.

                  (b) if to the Company, to:

                  No. 177 Chengyang Section
                  308 National Highway
                  Danshan Industrial Area
                  Quingdao 266109
                  China
                  Attention: Kai Chen

        8.02 Definitions. For purposes of this Agreement:

                (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                (b) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of Parent to the consummation of the Sale);

                (c) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

                (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

        8.03 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

        8.04 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

        8.05 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        8.06 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        8.07 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

        8.08 Counterparts. This Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more such counterparts shall have been executed by each of the parties and delivered to the other parties.

        8.09 Survival. The representations and warranties herein shall not survive the Closing. All covenants and agreements that by their terms extend past the Closing shall survive the Closing for the full period of limitations applicable to such agreements.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement as of the date first above written.

                                              RUB A DUB SOAP, INC.



                                              By: /s/ Kevin Halter, Jr.
                                                  ---------------------
                                              Kevin Halter, Jr., President & CEO


                                              ZHONGSEN INTERNATIONAL COMPANY
                                              GROUP, LTD.



                                              By:  /s/ Kai Chen
                                                   ------------
                                              Name:  Kai Chen
                                              Title:  President



                                              /s/ Kai Chen
                                              ------------
                                              KAI CHEN, Seller